UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2023

Atmus Filtration Technologies Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39054	88-1611079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Century Boulevard Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 514-7339

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	ATMU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On May 30, 2023, Atmus Filtration Technologies Inc., a Delaware corporation (“Atmus”), completed its previously announced initial public offering (the “IPO”) of 16,243,070 shares of its common stock, par value $0.0001 per share (“Common Stock”), including 2,118,661 shares of Common Stock allocated to the underwriters’ 30-day option to purchase additional shares of Common Stock, which was exercised in full on May 26, 2023, at an initial public offering price of $19.50 per share. Before the debt-for-equity exchange described immediately below and the IPO, Atmus was a wholly owned subsidiary of Cummins Inc., an Indiana corporation (“Cummins”). As described below, neither Atmus nor Cummins received any of the proceeds of the IPO. Cummins repaid outstanding indebtedness to the Debt-for-Equity Exchange Parties (defined below) with shares of Common Stock.

Immediately before the IPO closing, Cummins exchanged the shares of Common Stock to be sold in the IPO, including the option shares described above, with J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC (as participants in such exchange, the “Debt-for-Equity Exchange Parties”) for short-term indebtedness previously incurred by Cummins before the pricing of the IPO, with each Debt-for-Equity Exchange Party having held half of such indebtedness respectively. The Debt-for-Equity Exchange Parties then sold the shares of Common Stock they received in such exchange to the IPO underwriters for sale in the IPO. As a result, the Debt-for-Equity Exchange Parties, and neither Cummins nor Atmus, received the net proceeds from the sale of Common Stock in the IPO.

As a result of the debt-for-equity exchange and IPO, Cummins currently owns approximately 80.5% of the outstanding shares of Common Stock.

Item 1.01 Entry into a Material Definitive Agreement.

Separation Agreement

In connection with the IPO, on May 29, 2023, Cummins and Atmus entered into a Separation Agreement (the “Separation Agreement”).

Pursuant to the Separation Agreement, as consideration for the filtration business (the “Filtration Business”) that Cummins transferred to Atmus, Atmus (a) previously issued to Cummins 83,297,696 shares of Common Stock in connection with the IPO (in addition to the 100 shares already held by Cummins) and (b) paid to Cummins (i) an amount of existing cash, plus (ii) the net proceeds of Atmus’ $600 million Term Loan (as defined below) and $50 million drawdown under Atmus’ Revolving Credit Facility (as defined below), provided that after giving effect to such payment, Atmus and its subsidiaries collectively held approximately $110 million in cash and cash equivalents as of the IPO closing.

The Separation Agreement sets forth certain agreements between Cummins and Atmus relating to, among other things:

•	the principal transactions pursuant to which Cummins and its subsidiaries separated the Filtration Business from Cummins and transferred the Filtration Business to Atmus or its subsidiaries;
•

Atmus adopting or having adopted the Amended and Restated Certificate of Incorporation and the Bylaws substantially in the form attached to the Separation Agreement, which are currently in effect and which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively;

•	the IPO;
•	the potential future distribution of the shares of Common Stock held by Cummins, which may include one or more distributions effected as a dividend to all Cummins stockholders, one or more distributions in exchange for shares of Cummins common stock, or any combination thereof (the “Distribution”); provided, that the determination of whether, when and how to proceed with the Distribution shall be in Cummins’ sole and absolute discretion; and
•	other agreements governing the relationship between Cummins and Atmus.

For further details regarding the Separation Agreement, see the description set forth in the section entitled “Certain Relationships and Related Person Transactions” and for further details regarding the Charter and Bylaws see the description in the section entitled “Management” in the prospectus (File No. 333-269894) filed by Atmus with the U.S. Securities and Exchange Commission (the “SEC”) on May 26, 2023 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”) (such prospectus, the “Prospectus”).

The foregoing descriptions of the Separation Agreement and the Charter and Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation Agreement and the Charter and Bylaws, which are attached hereto as Exhibits 3.1, 3.2 and 10.1 and incorporated herein by reference.

Related Agreements

In connection with the IPO, on May 29, 2023, Atmus and Cummins also entered into the following additional material agreements:

•	a transition services agreement, pursuant to which, among other things, Cummins and its subsidiaries and Atmus and its subsidiaries will provide each other various services;
•	a tax matters agreement, which governs Cummins’ and Atmus’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes;
•	an employee matters agreement, which governs Cummins’ and Atmus’ compensation and employee benefit obligations with respect to the employees and other service providers of each company, and generally allocates liabilities and responsibilities relating to employment matters and employee compensation and benefit plans and programs;
•	a first-fit supply agreement, pursuant to which Cummins will (i) continue to purchase all first-fit filtration products that it purchased from Atmus before the IPO for an initial term of five years after the IPO, and (ii) purchase new products currently awarded to, or under development by, Atmus for an initial term of five years beginning from the start of production of such products, provided production begins within the initial five-year term of the First-Fit Supply Agreement;
•	an aftermarket supply agreement, pursuant to which Cummins will continue to purchase all aftermarket filtration products that it purchased from Atmus before the IPO for an initial term of five years after the IPO. This aftermarket supply agreement will provide for continuation of Atmus’ supply of aftermarket filtration products;
•	an intellectual property license agreement, which will enable worldwide, non-exclusive, non-transferable (except in certain circumstances), non-sublicensable (except in certain circumstances), royalty-free, fully paid-up, perpetual (for as long as enforceable rights in the applicable intellectual property exist) and irrevocable cross-licensing of certain intellectual property owned by Cummins and Atmus;

•	a transitional trademark license agreement, pursuant to which, among other things, Cummins will grant Atmus a personal, non-exclusive, non-sublicensable (except in certain circumstances), non-assignable, royalty-free, fully paid-up license to use certain licensed trademarks for an initial period of 36 months after the date on which Cummins ceases to beneficially own a majority, in the aggregate, of the total voting power of Atmus’ capital stock; and
•	a registration rights agreement, pursuant to which, among other things, Atmus grants Cummins and its affiliates certain registration rights with respect to the shares of Common Stock owned by them.

For further details regarding the foregoing agreements, see the descriptions of such agreements set forth in the section entitled “Certain Relationships and Related Person Transactions” in the Prospectus.

The foregoing descriptions of these agreements do not purport to be complete and are qualified in their entirety by reference to the full text of these agreements, which are attached hereto as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, and incorporated herein by reference.

The representations, warranties and covenants contained in the Separation Agreement and the other transaction agreements were made only as of specified dates for the purposes of those agreements, were (except as expressly set forth therein) solely for the benefit of the parties to the agreements, and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Separation Agreement and the other transaction agreements and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants may have been negotiated with the principal purpose of allocating risk among the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 26, 2023, Atmus satisfied the closing conditions under its previously reported Credit Agreement dated as of September 30, 2022 (as amended on February 15, 2023 by Amendment No. 1 thereto the “Credit Agreement”), among Atmus, Cummins Filtration Inc., a wholly-owned subsidiary of Atmus, and a syndicate of banks providing for a $400 million revolving credit facility (the “Revolving Credit Facility”) and a $600 million term loan facility (the “Term Loan” and collectively with the Revolving Credit Facility, the “Debt Financing”) and borrowed $600 million under the Term Loan and $50 million under the Revolving Credit Facility for use as partial consideration for the Filtration Business. The Revolving Credit Facility and Term Loan will mature on September 30, 2027, subject to extensions as provided in the Credit Agreement.

For further details regarding the Credit Agreement and the Debt Financing, see the description set forth in the Prospectus in the section entitled “Description of Certain Indebtedness.”

The Credit Agreement and Amendment No. 1 to Credit Agreement, dated as of February 15, 2023, are attached hereto as Exhibits 10.11 and 10.12, respectively.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the IPO, Atmus’ Board of Directors adopted, and Cummins, as the sole stockholder of Atmus, approved, the Atmus Filtration Technologies Inc. 2022 Omnibus Incentive Plan (the “2022 Omnibus Incentive Plan”). The 2022 Omnibus Incentive Plan became effective on May 30, 2023. A description of the 2022 Omnibus Incentive Plan is set forth in the Prospectus in the section entitled “Equity Compensation Plan”, and is incorporated by reference into this Item 5.02. The 2022 Omnibus Incentive Plan is attached hereto as Exhibit 10.10.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Atmus Filtration Technologies Inc.
3.2	Amended and Restated Bylaws of Atmus Filtration Technologies Inc.
10.1	Separation Agreement, dated as of May 29, 2023, by and between Atmus Filtration Technologies Inc. and Cummins Inc.
10.2	Transition Services Agreement, dated as of May 29, 2023, by and between Atmus Filtration Technologies Inc. and Cummins Inc.
10.3	Tax Matters Agreement, dated as of May 29, 2023, by and between Atmus Filtration Technologies Inc. and Cummins Inc.
10.4	Employee Matters Agreement, dated as of May 29, 2023, by and between Atmus Filtration Technologies Inc. and Cummins Inc.
10.5	First-Fit Supply Agreement, dated as of May 29, 2023, by and between Atmus Filtration Technologies Inc. and Cummins Inc.
10.6	Aftermarket Supply Agreement, dated as of May 29, 2023, by and between Atmus Filtration Technologies Inc. and Cummins Inc.
10.7	Registration Rights Agreement, dated as of May 29, 2023, by and between Atmus Filtration Technologies Inc. and Cummins Inc.
10.8	Transitional Trademark License Agreement, dated as of May 29, 2023, by and between Atmus Filtration Technologies Inc. and Cummins Inc.
10.9	Intellectual Property License Agreement, dated as of May 29, 2023, by and between Atmus Filtration Technologies Inc. and Cummins Inc.
10.10	2022 Omnibus Incentive Plan
10.11	Credit Agreement, dated as of September 30, 2022, among FILT Red, Inc., Cummins Filtration Inc., the lenders party thereto, and Bank of America, N.A., as administrative agent.
10.12	Amendment No. 1 to Credit Agreement, dated as of February 15, 2023, among Atmus Filtration Technologies Inc., Cummins Filtration Inc., the lenders party thereto, and Bank of America N.A., as administrative agent.
104	Cover Page Interactive Data File (embedded with the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMUS FILTRATION TECHNOLOGIES INC.

Date: May 31, 2023	By:	/s/ Toni Y. Hickey
Toni Y. Hickey
Chief Legal Officer and Corporate Secretary